EXHIBIT 23.1

                             [COMPANY LOGO OMITTED]

                                DaszkalBolton LLP
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                          CERTIFIED PUBLIC ACCOUNTANTS

Michael I. Daszkal, CPA, P.A.                     2401 N.W. Boca Raton Boulevard
Jeffrey A. Bolton, CPA, P.A.                                Boca Raton, FL 33431
Timothy R. Devlin, CPA, P.A.                                     t: 561.367.1040
Michael S. Kridel, CPA, P.A.                                     f: 561.750.3236
Marjorie A. Horwin, CPA, P.A.                              www.daszkalbolton.com
Patrick D. Heyn, CPA, P.A.


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO HYDRON TECHNOLOGIES INC.:

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Hydron Technologies, Inc. for the registration of 8,766,500 shares of its Common Stock, and 2,210,000 Warrants to purchase shares of Common Stock and to the incorporation by reference therein of our report dated April 12, 2004 with respect to the financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Daszkal Bolton LLP
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DaszkalBolton LLP
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Boca Raton, Florida
June 3, 2004